Exhibit 99.1

CapLease Announces Third Quarter 2009 Results

NEW YORK--(BUSINESS WIRE)--November 4, 2009--CapLease, Inc. (NYSE: LSE), a real estate investment trust (REIT) focused on single-tenant commercial real estate investments, today announced its results for the third quarter ended September 30, 2009. Net (loss) to common stockholders was $(4.1) million, and funds from operations, or FFO, was $8.5 million.

Third Quarter 2009 Highlights:

  FFO of $0.28 Per Share Before Items Affecting Comparability, or $0.17 Per Share Including Such Items
  Raising 2009 Guidance
  Reduced Credit Facility Balance To $129 Million, Extended Maturity Date Until April 2011
  Stable Revenues of $45.1 Million
  Increased Financial Flexibility And Liquidity, With Cash of $41 Million at Quarter-End

Third Quarter 2009 Results:

	For the Three Months Ended September 30
(Amounts in thousands, except per share amounts)	2009	2008
Funds from operations	$8,499	$11,478
Per Share	$0.17	$0.25
Items that affect comparability (income) expense:
Gain on derivatives	–	(444)
Loss on investments	5,912	1,025
Gain on extinguishment of debt	(415)	–
Funds from operations, as adjusted for comparability	$13,996	$12,059
Per Share	$0.28	$0.26

For the quarter ended September 30, 2009, the Company’s total revenues were $45.1 million, compared to $45.5 million in the comparable period in 2008. Net (loss) to common stockholders for the third quarter of 2009 was $(4.1) million, or $(0.08) per share, compared to net (loss) of $(2.2) million, or $(0.05) per share in the 2008 period. FFO for the third quarter of 2009 was $8.5 million, or $0.17 per share, compared to $11.5 million, or $0.25 per share, in the 2008 period. Third quarter results included $5.9 million of loss on investments sold in connection with recourse debt reduction. FFO adjusted for items that affect comparability was $14.0 million, or $0.28 per share, compared to $12.1 million, or $0.26 per share, in the 2008 period.

Continued Debt Reduction:

During the quarter we lowered overall debt by an additional $37 million, for a total of $116 million since the beginning of 2009. As of September 30, 2009, the Company lowered borrowings on its recourse credit facility to $129 million, which allowed us to extend the maturity of the debt by an additional year, to April 2011. The Company is in continued discussions with the lender on a new facility that will extend the maturity further.

Paul McDowell, Chairman and Chief Executive Officer, stated, “We had a strong quarter. We continued to execute well on strengthening our balance sheet through debt reduction and continued delivery of stable and predictable cash flows from our portfolio of assets. We have reduced our total debt by $116 million in 2009, increased our cash on hand to $41 million at the end of the third quarter, and extended the maturity date of our credit facility until 2011.”

Mr. McDowell continued, “The high credit quality of our portfolio of properties and debt investments along with our proactive approach to strengthening our balance sheet have allowed us to weather the intense storm of the past two years. Furthermore, they position us well to resume our growth as capital and activity flow back into the commercial real estate and net lease markets.”

Investment Portfolio:

At September 30, 2009, the Company’s portfolio before depreciation and amortization was approximately $2.0 billion, with 81% invested in owned properties. The weighted average underlying tenant credit rating on the Company’s entire portfolio is A- from Standard & Poor’s, with an average tenant rating on the owned property portfolio of A. Approximately 90% of the overall portfolio is invested in owned properties and loans on properties where the underlying tenant is rated investment grade and in investment grade rated real estate securities, with about 94% of the owned property portfolio leased to investment grade tenants. The weighted average remaining lease term on the Company’s entire portfolio is approximately 9 years, including approximately 7 years on the owned property portfolio and approximately 17 years on the leases underlying the loan portfolio. Our loan portfolio is primarily comprised of seasoned fully amortizing first mortgage loans on properties leased to investment grade tenants.

Nine Month Results:

For the nine months ended September 30, 2009, the Company reported total revenues of $134.9 million, compared to total revenues of $137.2 million in the comparable period of 2008. Net (loss) to common stockholders for the nine months ended September 30, 2009 was $(2.8) million, or $(0.06) per share, compared to net (loss) of $(6.0) million, or $(0.13) per share, in the comparable period of 2008. FFO for the nine months 2009 was $36.6 million, or $0.75 per share, compared to FFO of $34.5 million, or $0.76 per share, in the comparable period of 2008. FFO adjusted for items that affect comparability was $40.5 million, or $0.83 per share, compared to $37.0 million, or $0.82 per share, in the 2008 period.

	For the Nine Months Ended September 30
(Amounts in thousands, except per share amounts)	2009	2008
Funds from operations	$36,601	$34,535
Per Share	$0.75	$0.76
Items that affect comparability (income) expense:
Loss on derivatives	–	1,418
Loss on investments	13,739	1,025
Gain on extinguishment of debt	(9,829)	–
Funds from operations, as adjusted for comparability	$40,511	$36,978
Per Share	$0.83	$0.82

Balance Sheet:

At September 30, 2009, the Company’s assets included $1.6 billion in owned real property investments before depreciation and amortization, $224 million in loan investments, and $152 million in commercial mortgage-backed securities. Most of the Company’s debt is long-term amortizing non-recourse fixed rate debt. Only 12% of the Company’s debt is recourse and must be refinanced through 2012. That debt is comprised of the term credit facility with $129 million currently outstanding maturing in April 2011 and the Company’s convertible senior notes with $52 million currently outstanding maturing in October 2012.

Dividends:

In the third quarter of 2009, the Company declared a cash dividend on its common stock in the amount of $0.05 per share. The level of CapLease’s common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.

The Company also declared a cash dividend of $0.5078125 on its 8.125% Series A cumulative redeemable preferred stock.

2009 Guidance:

CapLease is raising its full year 2009 guidance range to $0.99 to $1.01 of FFO per share, from $0.91 to $0.96 per share, and $(0.08) to $(0.06) of earnings per share (EPS), from $(0.16) to $(0.11) per share. CapLease is also raising its full year 2009 guidance range to $1.03 to $1.05 of cash available for distribution (CAD) per share, from $0.96 to $1.01 per share.

The Company’s guidance estimates exclude the gain on debt extinguishment in the first nine months of 2009, other than approximately $0.06 of gain on the convertible debt the Company repurchased in January of 2009, and assume no gains or losses associated with debt extinguishment for the remainder of 2009. In addition, guidance estimates exclude the loss on investments in the first nine months of 2009 and assume no asset investment or disposition activity in 2009. Our guidance estimates also exclude tenant holdover rents and assume no capital raising activities, no portfolio impairments or losses, and no other gains or charges that may occur during the remainder of the year, and include assumptions with respect to interest rate levels on our floating rate facility, the level of property operating expenses and general and administrative expenses.

The difference between FFO and EPS is primarily depreciation and amortization expense on real property.

The factors described in the Forward-Looking and Cautionary Statements section of this release could cause actual results to differ materially from our guidance.

Conference Call:

CapLease will hold a conference call and webcast to discuss the Company’s third quarter 2009 results at 10:00 a.m. (Eastern Time) today. Hosting the call will be Paul H. McDowell, Chairman and Chief Executive Officer, and Shawn P. Seale, Senior Vice President and Chief Financial Officer.

Interested parties may listen to the conference call by dialing (877) 407-0789 or (201) 689-8562 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company’s website at www.caplease.com under the Investor section.

A replay of the conference call will be available on the Internet at www.streetevents.com and the Company’s website for approximately fourteen days following the call. A recording of the call also will be available beginning after 1:00 p.m. (Eastern Time) today by dialing (877) 660-6853 or (201) 612-7415 for international participants. To access the telephonic replay, please enter account number 3055 along with conference ID 334639.

Non-GAAP Financial Measures:

Funds from operations (FFO) and cash available for distribution (CAD) are non-GAAP financial measures. The Company believes FFO and CAD are useful additional measures of the Company’s financial performance, as these measures are commonly used by the investment community in evaluating the performance of an equity REIT. The Company also believes that these measures are useful because they adjust for a variety of non-cash items (like depreciation and amortization, in the case of FFO, and depreciation and amortization, stock-based compensation and straight-line rent adjustments, in the case of CAD). FFO and CAD should not be considered as alternatives to net income or earnings per share determined in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO and CAD in a similar fashion, the Company’s calculation of FFO and CAD may not be comparable to similarly titled measures reported by other companies.

The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The Company calculates CAD by further adjusting FFO to exclude straight-line rent adjustments, stock-based compensation, above or below market rent amortization and non-cash interest income and expense, and to include routine capital expenditures on investments in real property and capitalized interest expense (if any). The Company will also adjust its CAD computations to exclude certain non-cash or unusual items. For example, in 2008 and 2009, CAD has been adjusted to exclude the non-cash gains on debt extinguishment.

The Company also discloses FFO as adjusted for items that affect comparability, as it believes this measure is a useful proxy for existing portfolio performance and, therefore, provides a meaningful presentation of operating performance. This adjusted FFO measure should not be considered as an alternative to net income or earnings per share determined in accordance with GAAP as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity. It also differs from the NAREIT’s definition of FFO and may not be comparable to similarly titled measures reported by other companies.

Forward-Looking and Cautionary Statements:

This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

  payment defaults on one or more of our asset investments;
  the impact to earnings associated with potential asset dispositions and debt repayments;
  the impact of any refinancing of or other amendment to our bank term credit facility;
  increases in our financing costs (including as a result of LIBOR rate increases), our general and administrative costs and/or our property expenses; and
  our failure to comply with our debt obligations.

Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC’s website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

About the Company:

CapLease, Inc. is a real estate investment trust, or REIT, that invests primarily in single tenant commercial real estate assets subject to long-term leases to high credit quality tenants.

CapLease, Inc. and Subsidiaries
Consolidated Statements of Operations
For the three and nine months ended September 30, 2009 and September 30, 2008
(Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
(Amounts in thousands, except per share amounts)	2009	2008	2009	2008
Revenues:
Rental revenue	$34,592	$33,850	$102,342	$101,602
Interest income from loans and securities	7,621	8,662	23,592	26,519
Property expense recoveries	2,700	2,827	8,416	8,430
Other revenue	161	197	524	603
Total revenues	45,074	45,536	134,874	137,154
Expenses:
Interest expense	22,386	24,734	68,120	73,657
Property expenses	4,759	4,845	14,903	14,341
(Gain) loss on derivatives	–	(444)	–	1,418
Loss on investments	5,912	1,025	13,739	1,025
General and administrative expenses	2,596	2,776	7,750	9,018
General and administrative expenses-stock based compensation	550	621	1,570	1,682
Depreciation and amortization expense on real property	12,596	13,539	39,233	40,110
Loan processing expenses	76	80	232	207
Total expenses	48,875	47,176	145,547	141,458
Gain on extinguishment of debt	415	–	9,829	–
Loss from continuing operations	(3,386)	(1,640)	(844)	(4,304)
Income from discontinued operations	–	141	196	415
Net loss before non-controlling interest in consolidated subsidiaries	(3,386)	(1,499)	(648)	(3,889)
Non-controlling interest in consolidated subsidiaries	13	11	9	29
Net loss	(3,373)	(1,488)	(639)	(3,860)
Dividends allocable to preferred shares	(711)	(711)	(2,133)	(2,133)
Net loss allocable to common stockholders	$(4,084)	$(2,199)	$(2,772)	$(5,993)

Earnings per share:
Net loss per common share, basic and diluted	$(0.08)	$(0.05)	$(0.06)	$(0.13)
Weighted average number of common shares outstanding, basic and diluted	50,179	45,555	48,539	44,902
Dividends declared per common share	$0.05	$0.20	$0.15	$0.60
Dividends declared per preferred share	$0.51	$0.51	$1.52	$1.52

CapLease, Inc. and Subsidiaries
Consolidated Balance Sheets
As of September 30, 2009 (unaudited) and December 31, 2008

(Amounts in thousands, except share and per share amounts)	As Of September 30, 2009	As Of December 31, 2008
Assets
Real estate investments, net	$1,446,555	$1,510,413
Loans held for investment, net	223,841	285,779
Commercial mortgage-backed securities	152,180	161,842
Cash and cash equivalents	41,231	8,439
Structuring fees receivable	1,291	1,863
Other assets	75,488	77,189
Total Assets	$1,940,586	$2,045,525
Liabilities and Equity
Mortgages on real estate investments	$947,732	$972,324
Collateralized debt obligations	263,300	268,265
Credit facility	129,188	189,262
Secured term loan	116,697	123,719
Convertible senior notes	49,216	66,239
Other long-term debt	30,930	30,930
Total Debt Obligations	1,537,063	1,650,739
Intangible liabilities on real estate investments	47,375	49,277
Accounts payable, accrued expenses and other liabilities	23,866	19,879
Dividends and distributions payable	3,296	711
Total Liabilities	1,611,600	1,720,606
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, Series
A cumulative redeemable preferred, liquidation preference $25.00 per
share, 1,400,000 shares issued and outstanding	33,657	33,657
Common stock, $0.01 par value, 500,000,000 shares authorized,
51,537,811 and 47,391,790 shares issued and outstanding, respectively	515	474
Additional paid in capital	319,197	317,565
Accumulated other comprehensive (loss)	(25,692)	(28,118)
Total Stockholders' Equity	327,677	323,578
Non-controlling interest in consolidated subsidiaries	1,309	1,341
Total Equity	328,986	324,919
Total Liabilities and Equity	$1,940,586	$2,045,525

CapLease, Inc. and Subsidiaries
Reconciliation of Net Loss to Funds from Operations and Cash Available for Distribution
(unaudited)
For the three and nine months ended September 30, 2009 and September 30, 2008

	For the Three Months Ended September 30		For the Nine Months Ended September 30
(Amounts in thousands, except per share amounts)	2009	2008	2009	2008
Net loss allocable to common stockholders	$(4,084)	$(2,199)	$(2,772)	$(5,993)
Add (deduct):
Non-controlling interest in consolidated subsidiaries	(13)	(11)	(9)	(29)
Depreciation and amortization expense on real property	12,596	13,539	39,233	40,110
Depreciation and amortization expense on discontinued operations	–	149	149	447
Funds from operations	8,499	11,478	36,601	34,535
Add (deduct):
Straight-lining of rents	4,431	(1,290)	5,825	3,775
General and administrative expenses-stock based compensation	550	621	1,570	1,682
Amortization of above and below market leases	328	359	1,016	1,077
Non-cash interest income and expenses	729	799	2,316	1,819
Routine capital expenditures on real estate investments	(140)	(78)	(170)	(94)
Gain on extinguishment of debt	(415)	–	(9,829)	–
Cash available for distribution	$13,982	$11,889	$37,329	$42,794

Weighted average number of common shares outstanding, basic and diluted	50,179	45,555	48,539	44,902
Weighted average number of OP units outstanding	156	239	156	255
Weighted average number of common shares and OP units outstanding, diluted	50,335	45,794	48,695	45,157
Net loss per common share, basic and diluted	$(0.08)	$(0.05)	$(0.06)	$(0.13)
Funds from operations per share	$0.17	$0.25	$0.75	$0.76
Cash available for distribution per share	$0.28	$0.26	$0.77	$0.95

CONTACT:
Investor Relations/Media:
ICR, Inc.
Brad Cohen, 212-217-6393
bcohen@icrinc.com